Exhibit 10.8

First Amendment

To

Employment Agreement

WHEREAS, Ezenia! Inc., a Delaware corporation (the “Company”) entered into an Employment Agreement with Khoa D. Nguyen (the “Executive”) as of the 9th day of November 2007 (the “Agreement”); and

WHEREAS, the Company and the Executive each desire to amend the Agreement in order to reflect the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”).

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree to amend the Agreement as follows:

1.             Section 1.3 is hereby amended by deleting the second sentence in its entirety and replacing it with the following:

 “The Annual Incentive Bonus payable hereunder shall be payable in accordance with the Company’s normal practices and policies but, in any event, shall be paid no later than March 15 after the year in which the Annual Incentive Bonus is earned, except with respect to the Executive’s properly filed election to defer all or a portion of any such Annual Incentive Bonus in accordance with the terms of The Ezenia! Inc. Deferred Compensation Plan.”

2.             Section 2.3 is hereby amended by deleting the second sentence in its entirety and replacing it with the following:

 “The Executive shall execute the release within 45 days after termination of employment and if the Executive does not revoke within the permitted revocation period, subject to the provisions of Section 9.12, the severance payments shall commence on the payroll date following the 52nd day after termination of employment, but such first payment shall also include any amount that would have been due from the date of termination to the date of such payment.”

3.             Except as amended herein, the terms of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement under seal as of the 11th day of December, 2008.

COMPANY: EZENIA! INC.

By:	/s/ Khoa D. Nguyen

Name: Khoa D. Nguyen
Title: Chief Executive Officer